EXHIBIT 4.43

AMENDMENT 4 TO SERIES 2009-1 NOTE PURCHASE AGREEMENT

THIS AMENDMENT 4, dated as of April 23, 2010 (the “Amendment”),  is to the Series 2009-1 Note Purchase Agreement, dated as of October 23, 2009 (as amended, supplemented and otherwise modified from time to time in accordance with its terms, the “Agreement”), among TAL ADVANTAGE III LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser (“WFBNA”), WELLS FARGO SECURITIES, LLC, as Wells Fargo Deal Agent (“WFS”), and FORTIS BANK (NEDERLAND) N.V., as Purchaser (“Fortis”).

W I T N E S S E T H:

WHEREAS, the parties have previously entered into the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein; and

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

2.             Amendment to the Agreement.

(a)           Simultaneously with the execution of this Amendment, Fortis will execute an Addition Notice pursuant to which Fortis will hereby join to the Agreement as a Purchaser and a Series 2009-1 Noteholder with a Purchase Limit and a Series 2009-1 Note Existing Commitment in an amount equal to $50,000,000.  The Issuer is aware that Fortis intends to enter into a legal merger with ABN AMRO Bank N.V. under Dutch law.  Notwithstanding any provision to the contrary contained in this Agreement or any other Transaction Document, the Issuer acknowledges and agrees that as a consequence of such merger, all rights and obligations of Fortis under this Agreement shall be transferred by Fortis to ABN AMRO Bank N.V, by operation of law.

(b)           The Agreement is hereby amended by amending and restating Schedule 2 to the Agreement in the form attached as Schedule 2 hereto.

3.             Representations, Warranties and Covenants of the Issuer.  The Issuer hereby represents, warrants and covenants for itself (unless otherwise provided):

(i)            It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing and duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(ii)           It has power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(iii)          The execution, delivery and performance of this Amendment does not and will not require any consent or approval of any Governmental Authority, manager or any other Person which is not being obtained herein;

(iv)          This Amendment, when duly executed and delivered by the parties hereto, shall be legal, valid and binding obligation of Issuer, enforceable against Issuer in accordance with the terms set forth herein;

(v)           No Early Amortization Event, Event of Default or Manager Default or event which, with notice or lapse of time or both, would constitute an Early Amortization Event, Event of Default or Manager Default has occurred and is continuing, and no Early Amortization Event, Event of Default or Manager Default shall occur as a result of the execution, delivery and performance of this Amendment; and

(vi)          Each of the conditions precedent necessary to amend the Agreement as set forth herein have been, or contemporaneously with the execution of this Amendment will be, satisfied.

4.             Scope and Effectiveness of Amendment.

(a)           This Amendment and the agreements set forth herein shall be effective upon execution and delivery hereof (the “Effective Date”) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Agreement and (ii) each reference in the Agreement to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended or modified hereby.

(c)           Except as expressly amended or modified hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

(d)           Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under the Indenture.

5.             Entire Agreement.  This Amendment represents the entire agreement between the parties with respect to the subject matter hereof.

6.             Execution in Counterparts.  This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts (including by PDF file), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, THAT WOULD RESULT IN APPLICATION OF LAWS OTHER THAN THE STATE NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE

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DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ISSUER:	TAL ADVANTAGE III LLC

By: TAL International Container Corporation, its manager

By:
Name:
Title:

Amendment 4 to Series 2009-1 Note Purchase Agreement

THE PURCHASERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Purchaser

By:
Name:
Title:

THE PURCHASERS:	FORTIS BANK (NEDERLAND) N.V., as Purchaser

By:
Name:
Title:

By:
Name:
Title:

THE DEAL AGENT:	WELLS FARGO SECURITIES, LLC, as Wells Fargo Deal
Agent

By:
Name:
Title:

Amendment 4 to Series 2009-1 Note Purchase Agreement

SCHEDULE 2

PURCHASE LIMITS

Purchaser	Purchase Limit

Wells Fargo Bank, National Association	$245,000,000
Fortis Bank (Nederland) N.V.	$50,000,000